UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 13, 2023

ELLINGTON FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address and zip code of principal executive offices)
Registrant's telephone number, including area code: (203) 698-1200
Not Applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	EFC	The New York Stock Exchange
6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	EFC PR A	The New York Stock Exchange
6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock	EFC PR B	The New York Stock Exchange
8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock	EFC PR C	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.    Entry into a Material Definitive Agreement
On November 13, 2023, Ellington Financial Inc. (the “Company”) and Ellington Financial Management LLC, the Company’s manager (the "Manager"), entered into (i) an equity distribution agreement (the “UBS Sales Agreement”) by and among the Company, the Manager and UBS Securities LLC (“UBS” and an "Agent") to include UBS as an additional sales agent in the Company's previously announced at the market common stock offering program and(ii) an equity distribution agreement (the “Armstrong Sales Agreement”) by and among the Company, the Manager and Armstrong Securities LLC (“Armstrong” and an "Agent") to include Armstrong as an additional sales agent in the Company's previously announced at the market common stock offering program. The UBS Sales Agreement and Armstrong Sales Agreement are substantively identical to those of the Existing Sales Agreements, as amended by the Amendments (each as defined below).
Also on November 13, 2023, the Company and the Manager entered into amendments (the "Amendments") to each of the equity distribution agreements, dated as of August 6, 2021, as amended on January 24, 2023, by and among the Company and the Manager, on the one hand, and each of Citizens JMP Securities, LLC, B. Riley Securities, Inc., and Ladenburg Thalmann & Co. Inc. (each, an "Agent" and, collectively with UBS and Armstrong, the "Agents"), respectively, on the other hand (as amended, the "Existing Sales Agreements" and, collectively with the UBS Sales Agreement and the Armstrong Sales Agreement, the "Sales Agreements"). The Amendments modify the Existing Sales Agreement to include UBS and Armstrong as an additional sales agent under each of the respective Existing Sales Agreements. In accordance with the terms of the Sales Agreements, shares of common stock having a maximum aggregate offering price of up to $168.33 million ("Shares") remain available for sale from time to time by the Company through the Agents.
Pursuant to the Agreements, the Shares may be offered and sold through the Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or in negotiated transactions. The Agents will be entitled to compensation of up to an aggregate of 2.0% of the gross proceeds from the sale of the Shares sold under the Agreements. The Company has no obligation to sell any of the Shares under the Agreements and may at any time suspend solicitations and offers under the Agreements.
Armstrong, an agent in the offering, is a subsidiary of the Company. As an Agent, Armstrong will receive commissions for the Shares sold in the offering, which commissions will not exceed, but may be less than, 2.00% of the gross sales price per share. The Agents and their affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commissions for their services.
The foregoing description of the UBS Sales Agreement, the Armstrong Sales Agreement, and the Amendments is not complete and is qualified in its entirety by the full text of the UBS Sales Agreement, the Armstrong Sales Agreement and the form of the Amendment, copies of which are attached hereto as Exhibits 1.1, 1.2 and 1.3, respectively, and incorporated in this Item 1.01 by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.
1.1    Equity Distribution Agreement, dated November 13, 2023, by and among Ellington Financial Inc., Ellington Financial Management LLC and UBS Securities LLC
1.2    Equity Distribution Agreement, dated November 13, 2023, by and among Ellington Financial Inc., Ellington Financial Management LLC and Armstrong Securities LLC
1.3    Form of Equity Distribution Agreement Amendment
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELLINGTON FINANCIAL INC.

Date:	November 13, 2023	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer